RESTATED BY-LAWS
                                       OF
                           BLACK WARRIOR WIRELINE CORP
                            (A DELAWARE CORPORATION)


                                    ARTICLE I
                                     OFFICES

     The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within and without the State of Delaware.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. Annual meetings of stockholders shall beheld once in each year at such times and such places, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

     Section 2. Except as otherwise required by statute or the Corporation's Restated Certificate of Incorporation, special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board. Special meetings of stockholders shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be stated in the notices of such meetings. Notice of any special meeting shall state the purpose or purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

     Section 3. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

     Section 4. Except as otherwise required by statute, the Corporation's Restated Certificate of Incorporation or these Restated By-Laws, all matters coming before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at such meeting and voting thereon, a quorum being present.

     Section 5. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have the power to appoint two or more persons to act as inspectors, to receive, canvass, and report the votes cast by the stockholders at such meeting.


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     Section 6. The  Chairman of the Board,  or in his absence,  the  President, shall preside at all meetings of stockholders; and in their absence, the Board of Directors may appoint a person to act as chairman of the meeting.

         Section 7. The Secretary or an Assistant Secretary shall act at all meetings of stockholders; and in their absence, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 2. Regular meetings of the Board of Directors shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be fixed from time to time by the Board.

     Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary upon a request in writing by any two Directors. Notice shall be given of the date, time and place of each special meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same before the meeting to each Director. If a Director is unable to personally attend a Special Meeting, he or she shall be entitled to participate in the meeting by telephone. Except as otherwise specified in the notice thereof, or as required by statute, any and all business may be transacted at any special meeting of the Board of Directors.

     Section 4. The Chairman of the Board shall preside at all meetings of the Board of Directors; and in his absence, the Board of Directors may appoint any other person to act as chairman of the meeting. Less than a quorum of the Board may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.

     Section 5. A quorum of the Board of Directors shall consist of a majority of its members. Unless otherwise required by law, the Board of Directors may take action by the act of a majority of those Directors present and voting.

     Section 6. In addition to meeting in person, the Board of Directors may conduct its business by (i) written action by unanimous consent, (ii) telephone conference call, provided that written minutes of such telephone meeting are prepared and executed by all Directors. To


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facilitate necessary corporate action, minutes of telephone meetings and records of action undertaken by unanimous consent may be executed by the Directors by facsimile transmission or confirmed by telegram, telex or similar means, provided that such minutes or records shall thereafter be promptly submitted to all Directors for personal execution.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. The Corporation may have an Audit Committee, which shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize. The Audit Committee shall consist of two or more Directors.

     Section 2. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its own members such other committees, including, without limitation, an Executive Committee and/or a Compensation Committee, as the Board may determine. Each such committee shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize.

     Section 3. A majority of a committee shall constitute a quorum for the transaction of business. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when requested. The Board of Directors may discharge any committee or any member thereof either with or without cause at any time.

     Section 4. In the case of the absence or disqualification of a member of a committee, the member of members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

                                    ARTICLE V
                                    OFFICERS

     Section  1. The Board of  Directors  shall  elect the  following  officers:
Chairman of the Board of Directors, President, Treasurer, Secretary and Assistant Secretary, and such other officers as it may from time to time determine.

     Section 2. The term of office of all officers shall be for one year and until their respective successors are elected and qualified. The Board of Directors may remove any officer either with or without cause at any time.


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     Section  3.  Subject to Section 5 of this  Article V, the  officers  of the
Company shall each have the following powers and duties, as well as such other powers and duties as from time to time may be conferred by the Board of
Directors:

          A. The Chairman of the Board shall preside at the meeting of the Board of Directors.

          B. The President shall (i) supervise the day-to-day operations of the Company; (ii) establish company bank accounts and execute and/or authorize all checks, drafts, bills of exchange, wire transfer instructions and other instructions regarding the transfer of money; (iii) provide for settlement of the obligations of the Company; and (iv) generally supervise and authorize all functions on behalf of the Company that do not require approval of the Board of Directors.

          C. The Treasurer shall verify all financial statements issued by the Company, and in conjunction with the President, review and verify the books and records of the Company.

          D. The Secretary shall supervise preparation of the minutes of meeting of the Board of Directors and the Shareholders.

          E. The Secretary shall attest to the signature of the Chairman, President, Vice-President, or other officer of the Company on various documents and shall oversee the keeping of the official corporate record book, and a list of shareholders and warrant holders.

          F. The Assistant Secretary shall attest to the signature of the Chairman, President, Vice-President, or other officer of the Company on corporate documents which require attestation.

     Section 4. From time to time, the Board of Directors shall appoint an officer who shall have full power and authority on behalf of the Corporation to attend and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors may from time to time confer like powers upon any other person or persons.

     Section 5. No officer shall undertake any action on behalf of the Company, other than actions undertaken in the day-to-day operations of the Company, without the express approval of the Board of Directors at a meeting of the Board. Actions which shall require express approval of the Board shall include, but are not limited to, execution of contracts, other than contracts

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relating  to the  day-to-day  operations  of the  Company;  execution  of notes, debentures, or other evidence of debt; all securities transactions, including, but not limited to, sales or issuance of stock and warrants; execution of or negotiation toward agreements providing for payment of commissions, "finders' fees," transaction fees or similar arrangements. Any officer who takes any action in excess of his authority may be dismissed by the Board.

                                   ARTICLE VI
                                  CAPITAL STOCK

     Section 1. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

     Section 2. The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates for shares of stock of any class or series and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

     Section 3. Shares of capital stock of the Corporation shall be transferrable on the books of the Corporation only by the holder of record thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

     Section 4. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as it shall deem necessary or advisable.

     Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 1. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,


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whether civil,  criminal,  administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjusted to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances, because he has met the applicable standard of conduct set forth in said Sections 1


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and 2.  Such  determination  shall be made (1) by the  Board of  Directors  by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 5. Expenses incurred in defending a civil, criminal, administrative or investigation action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an understanding by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.

     Section 6. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise, now or hereafter in effect, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or of the General Corporation Law of the State of Delaware.

     Section 8. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any services as a director, officer or employee of the Corporation which imposes duties on or involves services by, such director, officer, or employee with respect to any employee benefit plan, its participants or beneficiaries; and a person who is "acting in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation" as referred to in this Article VII.



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                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 1. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and state of the incorporation.

     Section 2. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the corporation.

                                   ARTICLE IX
                                    AMENDMENT

     The Board of Directors shall have the power to adopt, alter and repeal the By-Laws of the Corporation at any regular or special meeting of the Board, subject to the power of the stockholders to alter or repeal any By-Law adopted or altered by the Board of Directors. By-Laws may be adopted, altered or repealed by the stockholders by the vote of the holders of a majority of the outstanding shares entitled to vote thereon provided that notice of the proposed adoption, alteration or repeal shall have been given in the notice of such meeting of stockholders.


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